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                                                                       EXHIBIT A

                           ARTICLES OF INCORPORATION

                                      OF

                                 DETAILS, INC.



                               ARTICLE ONE: NAME

         The name of this Corporation is: Details, Inc.



                             ARTICLE TWO: PURPOSE

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.



               ARTICLE THREE: LIMITATION OF DIRECTORS' LIABILITY

         The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.



                         ARTICLE FOUR: INDEMNIFICATION

         This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code.
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                        ARTICLE FIVE: AUTHORIZED SHARES

         The total number of shares which the Corporation is authorized to issue is 1,000 shares, all of the same class, designated "Common Stock".


                        ARTICLE SIX: AGENT FOR SERVICE

         The name and address in the State of California of the Corporation's initial agent for service of process is K.C. Schaaf, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660.


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on October 31, 1997.



                                            /s/ Lisa Busalacchi
                                            ------------------------------------
                                            Lisa Busalacchi, Incorporator